Exhibit 3.37

Request ID:	010606142	Province of Ontario	Date Report Produced: 2008/08/19
Demande n°:		Province de l’Ontario	Document produit le:
Transaction ID:	036293912	Ministry of Consumer and Business Services	Time Report Produced: 11:09:00
Transaction n°:		Ministere des Services aux consommateurs et aux entreprises	Imprime a:
Category ID:	CT	Companies and Personal Property Security Branch
Categorie:		Direction des compagnies et des suretes mobilieres

Certificate of Incorporation

Certificat de constitution

This is to certify that	Ceci certifie que

ACCESS GAS SERVICES (ONTARIO) INC.

Ontario Corporation No.	Numero matricule de la personne morale en Ontario

002182338

is a corporation incorporated,	est une societe constituee aux termes
under the laws of the Province of Ontario.	des lois de la province de l’Ontario.

These articles of incorporation	Les presents statuts constitutifs
are effective on	entrent en vigueur le

AUGUST 19 AOUT, 2008

Director/Directrice
Business Corporations Act/Loi sur les societes par actions

Ontario Corporation Number

Request ID / Demande n°	Numero de la compagnie en Ontario
10606142	2182338

FORM 1		FORMULE NUMERO 1

BUSINESS CORPORATIONS ACT	/	LOI SUR LES COMPAGNIES

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1.	The name of the corporation is:	Denomination sociale de is compagnie:

ACCESS GAS SERVICES (ONTARIO) INC.

2.	The address of the registered office is:	Adresse du siege social:

	199 BAY STREET	Suite 2800

(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numero, ou numero de la R.R. et, s’il s’agit edifice a bureau, numero du bureau)

	TORONTO	ONTARIO
	CANADA	M5L 1A9

	(Name of Municipality or Post Office)	(Postal Code/Code postal)
(Nom de la municipalite ou du bureau de poste)

3.	Number (or minimum and maximum	Nombre (ou nombres minimal et maximal)
	number) of directors is:	d’administrateurs:

	Minimum 1	Maximum 10

4.	The first director(s) is/are:	Premier(s) administrateur(s):

	First name, initials and surname	Resident Canadian State Yes or No
	Prenom, initiales et nom de famille	Resident Canadien Oui/Non

	Address for service, giving Street & No.	Domicile elu, y compris la rue et le
	or R.R. No., Municipality and Postal Code	numero, le numero de la R.R., ou le nom
de la municipalite et le code postal

*	JASON A.	YES
DUBCHAK

607 8 AVENUE SW Suite 400

CALGARY ALBERTA
CANADA T2P 0A7

4.	The first director(s) is/are:	Premier(s) administrateur(s):

	First name, initials and surname	Resident Canadian State Yes or No
	Prenom, initiales et nom de famille	Resident Canadien Oui/Non

	Address for service, giving Street & No.	Domicile elu, y compris la rue et le
	or R.R. No., Municipality and Postal Code	numero, le numero de la R.R., ou le nom
de la municipality et le code postal

	* DAVID	YES
POPE

607 8 AVENUE SW Suite 400

CALGARY ALBERTA
CANADA T2P 0A7

5.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s’il y a lieu, imposees aux activites commerciales ou aux pouvoirs de la compagnie.

None.

6.	The classes and any maximum number of shares that the corporation is authorized to issue:
Categories et nombre maximal, s’il y a lieu, d’actions que la compagnie est autorisee a emettre:

The Corporation is authorized to issue an unlimited number of shares of one class designated as Class “A” common shares.

7.

Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privileges, restrictions et conditions, s’il y a lieu, rattaches a chaque categorie d’actions et pouvoirs des administrateurs relatifs a chaque categorie d’actions que peut etre emise en serie:

N/A

8.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L’emission, le transfert ou la propriete d’actions est/n’est pas restreinte. Les restrictions, s’il y a lieu, sont les suivantes:

No securities of the Corporation, other than non-convertible debt securities, shall be transferred without the consent of either (a) a majority of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or (b) the holders of at least 51% of the outstanding common shares of the Corporation expressed by a resolution passed at a meeting of such shareholders or by an instrument or instruments in writing signed by the holders of at least 51% of the outstanding common shares of the Corporation.

9.	Other provisions, (if any, are):
Autres dispositions, s’il y a lieu:

None.

10.	The names and addresses of the incorporators are

Nom et adresse des fondateurs

	First name, initials and last name	Pre-nom, initiale et nom de
	or corporate name	famille ou denomination sociale

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code
Domicile elu, adresse du siege social au adresse de l’etablissement principal, y compris la rue et le numero, le numero de la R.R., le nom de la municipalite et le code postal

*	JASON A. DUBCHAK

607 8 AVENUE SW Suite 400

CALGARY ALBERTA
CANADA T2P 0A7

*	DAVID POPE

607 8 AVENUE SW Suite 400

CALGARY ALBERTA
CANADA T2P 0A7